UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) September 6, 2005

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On September 6, 2005, Photronics, Inc. issued a press release announcing that it had completed its cash tender offer for the outstanding shares of PK, Ltd. in Korea (Kosdaq:PKL). As a result, Photronics had acquired an additional 6.5% of PKL shares from existing PKL shareholders in exchange for cash consideration of approximately 18.1 billion Korean Won, or 8,400 Korean Won per share (approximately US $17.4 million). In the aggregate, Photronics now owns 96.5% of PKL. Additional financial terms of the transaction were not disclosed.

Exhibit No. 99	Press Release dated September 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE September 7, 2005	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Vice President, General Counsel & Secretary

PHOTRONICS, INC.

EXHIBIT INDEX

EXHIBIT NO. 99	DESCRIPTION
Press Release dated September 6, 2005.